Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Schrödinger, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Debt	Debt Securities	457(r)	(1)	(1)	(1)	(1)	(1)	—	—	—	—

Fees to Be Paid	Equity	Common Stock, $0.01 par value per share	457(r)	(1)	(1)	(1)	(1)	(1)	—	—	—	—

Fees to Be Paid	Equity	Preferred Stock, $0.01 par value per share	457(r)	(1)	(1)	(1)	(1)	(1)	—	—	—	—

Fees to Be Paid	Other	Depositary Shares(2)	457(r)	(1)	(1)	(1)	(1)	(1)	—	—	—	—

Fees to Be Paid	Other	Warrants	457(r)	(1)	(1)	(1)	(1)	(1)	—	—	—	—

Fees to Be Paid	Other	Units(3)	457(r)	(1)	(1)	(1)	(1)	(1)	—	—	—	—

Fees Previously Paid	—	—	—	—	—	—	—	—	—	—	—	—

Carry Forward Securities

Carry Forward Securities	Equity	Common Stock, par value $0.01 per share	415(a)(6)	(4)	—	$250,000,000	—	—	S-3ASR	333-253865	March 4, 2021	$27,550.00

	Total Offering Amounts					$250,000,000(1)(4)		—

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							—

(1) Pursuant to Instruction 2.A(iii)(c) of Item 16(b) of Form S-3, this information is not required to be included. An indeterminate amount of the securities of each identified class is being registered as may from time to time be offered under this registration statement at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold under this registration statement. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of all registration fees other than the registration fee due in connection with $250,000,000 of shares of common stock that may be issued and sold from time to time under the sales agreement prospectus included in this registration statement (which registration fee is being carried forward as more fully described in footnote (4) below). Any registration fees will be paid subsequently on a pay-as-you-go basis.

(2) Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.

(3) Units may be issued under a unit agreement and will represent an interest in one or more securities registered under this registration statement including shares of common stock or preferred stock, debt securities or warrants, in any combination, which may or may not be separable from one another.

(4) Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include $250,000,000 of unsold shares of common stock (the “Unsold Securities”), of the registrant previously registered pursuant to the Registration Statement on Form S-3ASR (File No. 333-253865), which became automatically effective upon filing on March 4, 2021 (the “Prior Registration Statement”), and the related prospectus supplement filed on May 24, 2023 (the “Prospectus Supplement”). Pursuant to the Prospectus Supplement, $250,000,000 of the registrant’s shares of common stock were issuable pursuant to a certain sales agreement with Leerink Partners LLC. The registrant did not sell any such shares of common stock under the Prior Registration Statement and Prospectus Supplement, leaving the balance of $250,000,000 of Unsold Securities in respect of which the registrant previously paid a filing fee of $27,550.00 associated with the offering of the Unsold Securities (based on the filing fee rate in effect at the time of the filing of the Prospectus Supplement). Pursuant to Rule 415(a)(6), the filing fee of $27,550.00 associated with the offering of the Unsold Securities is hereby carried forward to be applied to the Unsold Securities registered hereunder, and, as a result, no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this registration statement. Pursuant to Rule 415(a)(6), the offering of securities under the Prior Registration Statement will be deemed terminated as of the time of filing of this registration statement.